Exhibit 99.1

LIVEXLIVE NAMES DIGITAL MEDIA PIONEER DERMOT McCORMACK PRESIDENT

Veteran of AOL and MTV will focus on operations, product innovation, “Artist First” initiatives and original content development

West Hollywood, Calif. (July 17, 2019) - LiveXLive Media, Inc. (NASDAQ: LIVX) (“LiveXLive”), a global digital media company focused on live entertainment, today announced that Dermot McCormack has been appointed as the President of the company. McCormack will lead the business and creative operations of LiveXLive, effective immediately.

A key player in AOL’s sale to Verizon, McCormack previously served as AOL’s Global President, Video and Studios, where he oversaw the video business for brands ranging from HuffPost to TechCrunch, and developed episodic programming including James Franco’s “Making A Scene” and Steve Buscemi’s Emmy Award-winning “Park Bench.” Prior to his tenure at AOL, McCormack was EVP of Digital Media for Viacom’s Music Group. Through an emphasis on organic traffic growth, social media integration, strategic partnerships, and storytelling around music, he helped MTV build a user base of more than 100 million followers, leading MTV to its position as the most visited music site on the Web. Among other innovations, while at Viacom, McCormack created the O Music Awards, a multiple Webby Award honoree, and developed Artist.MTV, a platform for artists to create and manage their online presence. He also launched the MTV Music Meter, an algorithm-based discovery tool that recommended music based on social media traction.

McCormack previously oversaw the interactive and broadband divisions as the Senior Vice President of New Media and Digital Product at Cablevision, where he was integral to Cablevision’s growth as it achieved the highest household penetration rate in the areas it served. He began his digital media career as one of the earliest employees of the groundbreaking large-scale content portal, iVillage.com, and served as the Chief Technology Officer at Flooz.com, an online currency precursor to Paypal and Bitcoin, which he co-founded in 1999.

“Dermot’s vision will propel LiveXLive as we continue to evolve. He is an accomplished leader with expertise that extends from content development to technology, growth strategies and monetization,” said Robert Ellin, Chairman and CEO of LiveXLive. “He is also a true music fan who thoroughly understands the power of the LiveXLive platform.”

“Music has always been a personal passion for me and bringing fans new ways to consume music has been a highlight of my career,” McCormack said. “From streaming the greatest music festivals in the world, to serving engaging original content to an ever-expanding subscriber base, LiveXLive provides an amazing opportunity to reimagine how people experience live music, discover new artists, and engage in music as a lifestyle.”

Prior to his appointment as president of LiveXLive, Dermot co-founded of SNKR/inc., a global youth culture brand. He is a member of the board of directors of Axonista, a leading European OTT player, and the founder of Deviants Capital, a venture capital firm focused on launching and funding premium content brands. A native of Dublin, Ireland, he holds an engineering degree from the Dublin Institute of Technology.

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About LiveXLive Media, Inc.

Headquartered in West Hollywood, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company focused on live entertainment. The Company operates LiveXLive, the first ‘live social music network’, delivering premium livestreams, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, the Montreux Jazz Festival, and many others. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. For more information, visit www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. These factors include uncertainties as to identifying, acquiring, securing and developing content, ability to attract and retain users, ability to maintain compliance with certain financial and other covenants, successfully implementing the Company’s growth strategy, including relating to its technology platforms and applications, management’s relationships with industry stakeholders, changes in economic conditions, competition, and other risks including, but not limited to, those described in the Company’s 2019 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2019, and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements, except as may be required by law.

Media Contacts:

Rick Jennings

Step 3

rick@step-3.com

310-428.8575

Julie Farman

LiveXLive Media, Inc.

jfarman@livexlive.com

(310) 597-0355

Investor Contact:

Alex Wellins

The Blueshirt Group

alex@blueshirtgroup.com

(415) 217-5861